                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

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                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

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     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Cryomedical Sciences, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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
                   [CRYOMEDICAL SCIENCES, INC. LETTERHEAD]




PRESIDENTS LETTER



To Our Shareholders:

        The response to the challenges and opportunities that your company faces today are now, more than ever, going to determine the future not only of CMSI, but of the industry as well. Make no mistake about it -- the climb is uphill and the incline, in just about every regard, necessitates an entrepreneurial approach, good business judgment and stamina. The good news is that we have started on that climb.

        Since my arrival at CMSI last year a great number of changes have taken place in regard to policies, procedures and organizational structure. Perhaps the most important change has been in the attitude and direction of the employees. The company is now focused on objectives that utilize its strengths -- a strong customer base, unparalleled understanding of cryotechnology, and a plethora of field experience.

        During the 1997 fiscal year (January through December), the company will not plan or depend, upon generating significant revenues through the sale of capital equipment. In today's cost containment healthcare environment, capital equipment budgets, for all practical purposes, do not exist. Therefore, revenues must be derived through AccuProbe(R) placement fees and the sale of one-time use probes and catheters. Additional revenues will come from services rendered by our clinical application specialists as well as our service organization.

        We are seeking, and will continue to seek, strategic alliances that will provide the necessary assets to bolster the sales and marketing efforts necessary to get the company's products to market. The former premier product application in the medical specialty of Urology is now severely limited by the decision of HCFA to institute a national non-reimbursement policy for cryosurgery of the prostate. It is, therefore, not only necessary to address other medical applications outside of the reimbursement restraints present in Urology, but to develop products that are both cost effective and meet the clinical needs of each of these applications.

        The development of the new CryoLite(R) product line of cryosurgical instruments is one step in that direction. Development costs associated with this new product line have been, and will continue to be, kept at a minimum. Contingent upon receipt of 510k clearance from the FDA, we will have the unique ability to address the non-hospital market -- more specifically, clinics and physicians' offices.

        The trends in cryoscience going into the new millennium in many respects represent a "brave new world" for the company, our customers and you the shareholder. This new "age" in cryoscience does not obliterate previous ages, but rather builds upon those predecessor periods and transforms them. Cryomedical Sciences, Inc. has started to open new vistas in the future of cryomedicine.

        My primary objective as the CEO is very simple -- make the company profitable. When that objective is realized on a consistent basis, we can all look forward to stock performance more closely paralleling your expectations. Your understanding and support is appreciated.


/s/ RICHARD J. REINHART
-----------------------------
  Richard J. Reinhart, Ph.D.
  President and CEO
  May 7, 1997

                           CRYOMEDICAL SCIENCES, INC.
                               1300 PICCARD DRIVE
                           ROCKVILLE, MARYLAND 20850
                        --------------------------------

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS - JUNE 26, 1997

                        --------------------------------

TO THE STOCKHOLDERS OF CRYOMEDICAL SCIENCES, INC.

         Notice is hereby given that the Annual Meeting of Stockholders of Cryomedical Sciences, Inc. (the "Company") will be held at the Holiday Inn, 2 Montgomery Village Avenue, Gaithersburg, Maryland on Thursday, June 26, 1997, at 10:00 a.m., Eastern Standard Time, for the following purposes:

         1. To elect a Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

         2. To ratify the selection by the Board of Directors of Deloitte & Touche LLP to serve as independent auditors for the fiscal year ending December 28, 1997.

         3. To transact such other business as may properly be presented for action at the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on May 5, 1997 as the record date for the determination of Stockholders entitled to notice of, and to vote at, this meeting or any adjournment thereof. Holders of a majority of the outstanding shares must be present in person or by proxy in order for the meeting to be held. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, YOUR PROXY VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE REQUESTED TO MARK, SIGN AND DATE THE ENCLOSED PROXY FORM AND RETURN IT IN THE ACCOMPANYING STAMPED ENVELOPE. The giving of such proxy will not affect your right to revoke such proxy before it is exercised or to vote in person should you later decide to attend the meeting.

All stockholders are cordially invited to attend this meeting.


                                            By Order of the Board of Directors


                                            /s/ RICHARD J. REINHART

                                            RICHARD J. REINHART, Ph.D.
                                            President and CEO

                                            May 7, 1997


           IT IS IMPORTANT THAT THE ENCLOSED PROXY FORM BE COMPLETED
                             AND RETURNED PROMPTLY

                       THIS PAGE LEFT INTENTIONALLY BLANK

                           CRYOMEDICAL SCIENCES, INC.
                               1300 PICCARD DRIVE
                           ROCKVILLE, MARYLAND 20850
                         ------------------------------

                                PROXY STATEMENT

            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 26, 1997

                         -----------------------------

                     SOLICITATION AND REVOCATION OF PROXIES

         This statement is furnished in connection with the solicitation by the Board of Directors of Cryomedical Sciences, Inc., a Delaware corporation (the "Company"), of proxies to be voted at the Annual Meeting of the Stockholders of the Company to be held on Thursday, June 26, 1997, at 10:00 a.m., Eastern Standard Time, at the Holiday Inn, 2 Montgomery Village Avenue, Gaithersburg, Maryland, and any adjournments thereof.

         A form of proxy is enclosed for use at the meeting. The proxy may be revoked by a stockholder at any time before it is voted by execution of a proxy bearing a later date or by written notice to the Secretary before the meeting, and any stockholder present at the meeting may revoke his proxy thereat and vote in person if he desires. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with any instructions noted thereon. If no direction is indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked prior to exercise) will be voted FOR the election of the nominees for directors named herein and FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors.

         The cost for soliciting proxies on behalf of the Board of Directors will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by directors, officers or regular employees of the Company (who will receive no extra compensation for these services) in person or by telephone or telefax. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward these proxy materials to the beneficial owners of the common stock, par value $.001 per share, of the Company ("Common Stock") and will reimburse such holders for the reasonable expenses in connection therewith. The approximate date of mailing of the proxy statement is May 12, 1997.

         Only stockholders of record at the close of business on May 5, 1997 will be entitled to notice of, and to vote at, the Annual Meeting. At the close of business on such record date the Company had issued and outstanding 33,395,087 shares of Common Stock. Each share entitles the holder thereof to one vote and a vote of the majority of the shares present, or represented, and entitled to vote at the meeting is required to approve each proposal to be acted upon at the meeting. An automated system administered by the Company's transfer agent tabulates the votes. Abstentions and broker non-votes are each included as shares present and voting for purposes of determining whether a quorum is present at the Meeting. Each is tabulated separately. Abstentions are counted as votes cast on proposals presented to stockholders, whereas broker non-votes are not counted as votes cast for purposes of determining whether a proposal has been approved.

                      NOMINATION AND ELECTION OF DIRECTORS

         Three directors, all of whom are members of the present Board of Directors, are nominees for election to hold office until the next annual meeting and until their respective successors are elected and qualified.
Unless authority to vote for the election of directors shall have been withheld, it is intended that proxies in the accompanying form will be voted at the meeting for the election of the three nominees named below. If any nominee, for any reason presently unknown to the Company, should refuse or be unable to serve, the shares represented by the proxies will be voted for such person as shall be designated by the Board of Directors to replace any such nominee.

         The following information is submitted concerning the nominees named for election as directors based upon information received by the Company from such person:

                                                 Position and Offices                Director
           Name                Age                 With the Company                    Since
           ----                ---               --------------------                --------
Richard J. Reinhart, Ph.D.      55               President,                           1996
                                                 Chief Executive Officer,
                                                 and Director

Howard S. Breslow               57               Director, Secretary                  1988

J. Donald Hill                  64               Director                             1995


         Richard J. Reinhart, Ph.D., has been President, Chief Executive Officer and a director of the Company since May 1996. From 1994 to 1996, Dr. Reinhart was a consultant to Medical Resources, Inc., a diagnostic imaging company, while also working with several other health care companies. From 1988 to 1994, Dr. Reinhart was Managing Director for Medical Resources, Inc. From 1981 through 1988, Dr. Reinhart was Chief Executive Officer of several small entrepreneurial medical device and instrumentation companies. From 1969 to 1981, Dr. Reinhart was employed by Roche Medical Electronics (a subsidiary of Hoffman La Roche) where, after serving in several senior management positions, he became President and Chief Executive Officer in 1978.

         Howard S. Breslow has served as a director of the Company since July 1988. He has been a practicing attorney in New York City for more than 30 years and is a member of the law firm of Breslow & Walker, LLP, New York, New York, which firm serves as general counsel to the Company. Mr. Breslow currently serves as a director of Excel Technology, Inc., a publicly-held company engaged in the development and sale of laser products; FIND/SVP, Inc., a publicly-held company engaged in the development and marketing of information services and products; Vikonics, Inc., a publicly-held company engaged in the design and sale of computer-based security systems; and Lucille Farms, Inc., a publicly-held company engaged in the manufacture and marketing of dairy products.

         J. Donald Hill has been a director of the Company since November 1995. Mr. Hill was a consultant to the Company from 1992 to 1995. He currently serves as Chairman and Chief Executive Officer of Excel Technology, Inc., where he has been employed since 1992. From January 1991 to October 1991, Mr. Hill was the Chief Executive Officer of Medstone International, and Corporate Secretary and Director of CytoCare, Inc., companies engaged in the development of medical therapy devices. From 1988 to 1990, Mr. Hill was Director of Corporate Finance at Weeden & Company, a securities firm. Mr. Hill also served as Vice Chairman of First Affiliated Securities, Inc. and as General Partner of Loeb, Rhoades and Company, also securities firms.

         The Company is not aware of any late filings of, or failures to file, during either the fiscal year ended June 30, 1996 or the six-month transition period ended December 29, 1996, the reports required by Section 16(a) of the Exchange Act.


                       BOARD OF DIRECTORS AND COMMITTEES

         The business of the Company is managed under the direction of the Board of Directors. The Board meets periodically during the year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action before the next scheduled meeting. The Board of Directors met nine times during the 1996 fiscal year and three times during the six-month transition period ended December 29, 1996. Each director attended at least 75% of the meetings.

         The Board of Directors has an Audit Committee currently consisting of Howard S. Breslow and Sam Carl, and a Compensation Committee currently consisting of Robert A. Schoellhorn and Sam Carl. These committees did not meet during the 1996 fiscal year or the six-month transition period ended December 29, 1996.

         In January 1997, the Board of Directors elected an Executive Committee within the Board of Directors consisting of Dr. Reinhart, Howard Breslow, and
J. Donald Hill. The Executive Committee was empowered to act on all matters which an Executive Committee can legally act under Delaware Law. The Company has no other committees within the Board of Directors.

         All of the directors hold office until the next annual meeting of stockholders of the Company or until their successors are elected and qualified. No family relationship exists between any director or executive officer and any other director or executive officer of the Company.


                           COMPENSATION OF DIRECTORS

         Through June 1996, the Company compensated outside directors for their service in such capacity at an annual fee of $5,000 plus $1,000 for each Board meeting attended. As of January 15, 1997, it was determined that the Company would compensate Messrs. Breslow and Hill for board meetings held during the transition period and Board meetings held during 1997 with a grant of warrants to purchase 25,000 shares of Common Stock at an exercise price of $0.50. These options vest immediately and expire in ten years. In June 1994, three of the Company's current outside directors (Messrs. Breslow, Sam Carl and Robert Schoellhorn) were each granted non-incentive options to purchase 50,000 shares of Common Stock at an exercise price of $2.125 per share. In November 1995, Mr. Hill was granted non-incentive options to purchase 25,000 shares of Common Stock at an exercise price of $2.938 per share.

                BENEFICIAL OWNERSHIP OF THE COMPANY'S SECURITIES

         The following table sets forth, as of April 22, 1997, certain information concerning stock ownership of all persons known by the Company to own beneficially 5% or more of the outstanding shares of the Company's Common Stock, each director, and all officers and directors of the Company as a group.

                                                             Amount and Nature of                 Percent
         Name (and Address of 5% Holder)                     Beneficial Ownership (1)             of Class
         -------------------------------                     ------------------------             --------
         Richard J. Reinhart, Ph.D. . . . . . . . . .            1,000,000   (2)                   2.9%

         Howard S. Breslow  . . . . . . . . . . . . .              318,000   (3)                    *

         Sam Carl . . . . . . . . . . . . . . . . . .              345,600   (4)                   1.0%

         J. Donald Hill . . . . . . . . . . . . . . .               75,000   (5)                    *

         Robert Schoellhorn . . . . . . . . . . . . .              243,000   (6)                    *

         John G. Baust  . . . . . . . . . . . . . . .              380,000   (7)                   1.1%

         Alan F. Rich . . . . . . . . . . . . . . . .              185,500   (8)                    *

         D. H. Blair Investment Banking Corp  . . . .            1,840,950                         5.5%
         44 Wall Street, NY, NY 10005

         All officers and directors
          as a group (10 persons) . . . . . . . . . .            2,647,452   (9)                   7.4%

         ---------------------------------------
         *Less than 1%


         (1) Unless otherwise indicated below, all shares are owned beneficially and of record.

         (2) Includes an aggregate of 1,000,000 shares underlying stock options.

         (3) Includes an aggregate of 100,000 shares underlying stock options and warrants.

         (4)  Includes an aggregate of 75,000 shares underlying stock options.

         (5) Includes an aggregate of 75,000 shares underlying stock options and warrants.

         (6) Includes an aggregate of 100,000 shares underlying stock options and warrants.

         (7)  Includes an aggregate of 380,000 shares underlying stock options.

         (8)  Includes an aggregate of 180,000 shares underlying stock options.

         (9) Includes an aggregate of 1,659,100 shares underlying stock options which the Company has granted to the four executive officers of the Company and an aggregate of 350,000 shares underlying stock options and warrants granted to the current four non-employee directors of the Company.

                            EXECUTIVE COMPENSATION

         The following table sets forth certain information concerning the compensation for the Company's six-month transition period ended December 29, 1996 and its last three completed fiscal years ended June 30, 1994, 1995 and 1996 with respect to the Company's Chief Executive Officer, each of the Company's named executive officers and the Company's former Chief Executive Officer. Other than as is set forth in the table below, no executive officer of the Company received salary, commission and bonus payments in excess of $100,000 during the six- month transition period ended December 29, 1996 (computed on an annualized basis) or for the fiscal year ended June 30, 1996.

                          SUMMARY COMPENSATION TABLE


                                                                                           Long Term Compensation
                                                                             ---------------------------------------------------
                                                Annual Compensation                   Awards              Payouts
                                        --------------------------------     -----------------------    ------------
                                                                             Restricted
                                                            Other Annual       Stock       Options/        LTIP      All Other
   Name and Principal       Fiscal      Salary     Bonus    Compensation      Award(s)       SARs         Payouts    Compensation
        Positions              Year(1)  ($) (2)     ($)          ($)            ($)         (#) (3)         ($)          ($)
--------------------------     -------  -------- --------- -------------  ---------------   --------    ------------ -------------
Richard J. Reinhart, Ph.D.    1996.5    75,481        -             -            -             -             -            -
  Current President, Chief    1996       9,712        - (5)         -            -          750,000          -            -
  Executive Officer and        -           -          -             -            -             -             -            -
  Director (4)                 -           -          -             -            -             -             -            -
John G. Baust, Ph.D.          1996.5    57,668        -             -            -             -             -         6,162 (6)
  Senior Vice                 1996     108,646        -             -            -             -             -            -
  President, Research         1995     104,429        -             -            -             -             -         9,243 (6)
  and Development             1994     108,927        -             -            -           50,000          -         8,234 (6)

Alan F. Rich                  1996.5    50,012        -           23,073         -             -             -            -
  Vice President,             1996      87,600        -           66,015         -             -             -            -
  Sales and Marketing         1995      94,417        -          132,596         -             -             -            -
                              1994      76,667        -          158,818         -          100,000          -            -

J. J. Finkelstein             1996.5      -           -             -            -             -             -            -
  Former President,           1996     149,464        -             -            -             -             -       216,000 (8)
  Chief Executive             1995     166,893        -             -            -             -             -            -
  Officer and Director(7)     1994     162,036        -             -            -          200,000          -            -


-----------------------------
  (1) The transition period is identified as Fiscal 1996.5 for purposes of this table.

  (2) Salaries for fiscal years ended June 30, 1995 and 1996 reflect 10% salary reductions for executive officers of the Company commencing April 1, 1995. Such salary reductions were reinstated in July 1996.

  (3) Options to acquire shares of Common Stock.

  (4) Dr. Reinhart's employment with the Company commenced in May 1996.

  (5) Dr. Reinhart's contract contains a potential bonus provision based upon a "percentage of pretax profits of the Company."

  (6) Consists of Company contributions made in Dr. Baust's name to the State University of New York at Binghamton.

  (7) Mr. Finkelstein's employment with the Company ceased in May 1996.

  (8) Consists of a twelve month severance agreement between Mr. Finkelstein and the Company which commenced June 1, 1996.

     OPTION/SAR GRANTS IN FISCAL YEAR 1996 AND SIX-MONTH TRANSITION PERIOD

      The following table provides information related to stock options granted to the Company's Chief Executive Officer, each of the named executive officers and the Company's former Chief Executive Officer during the fiscal year ended June 30, 1996 and the six-month transition period ended December 29, 1996.

                                                                                                Potential Realizable Value
                                                                                                  At Assumed Annual Rates
                                                                                                 of Stock Price Appreciation
                              Individual Grants                                                      For Option Term (1)
-------------------------------------------------------------------------------------------     ----------------------------
                                            % of Total
                             Options/      Options/SARs
                               SARs         Granted to     Exercise or
                             Granted       Employees in     Base Price
          Name              ( #)  (2)       Fiscal Year      ($/Share)      Expiration Date        5% ($)         10%  ($)
 -------------------      -------------    -------------   ---------------  ---------------      -----------      ---------
Richard J. Reinhart,
  Ph.D. (3)               750,000 (4)         84.8%          2.1875          May 23, 2006         557,969         1,265,842

John G. Baust, Ph.D.          -                 -             -                    -                 -                -

Alan F. Rich                  -                 -             -                    -                 -                -

J.J. Finkelstein(5)           -                 -             -                    -                 -                -

-----------------------------
(1) The potential realizable value portion of the foregoing table illustrates value that might be received upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment.

(2) Options to acquire shares of Common Stock.

(3) Dr. Reinhart's employment with the Company commenced in May 1996.

(4) Options are exercisable in their entirety in May 2002, six years after the date of grant.

(5) Mr. Finkelstein's employment with the Company ceased in May 1996.

     AGGREGATED OPTION/SAR EXERCISES DURING FISCAL YEAR 1996 AND SIX-MONTH
         TRANSITION PERIOD AND TRANSITION PERIOD END OPTION/SAR VALUES

    The following table provides information related to options exercised by the Company's Chief Executive Officer, each of the named executive officers and the Company's former Chief Executive Officer during the fiscal year ended June 30, 1996 and the six-month transition period ended December 29, 1996 and the number and value of options held at the end of the transition period. The Company does not have any outstanding stock appreciation rights. None of the options were in the money at period ended December 29, 1996.

                                                                                            Value of Unexercised
                                                            Number of Unexercised               In-the-Money
                                                                Options/SARs                    Options/SARS
                                                         at Transition Period End (#)   at Transition Period End ($) (2)
                                                        -----------------------------   ---------------------------------
                      Shares Acquired      Value
   Name               On Exercise (#)   Realized ($)(1) Exercisable    Unexercisable    Exercisable       Unexercisable
----------            --------------- ----------------- -----------    -------------    -----------       -------------
Richard J. Reinhart,
      Ph.D. (3)              -              -              -            750,000             -                  -

John G. Baust, Ph.D.         -              -           330,000            -                -                  -

Alan F. Rich                 -              -           100,000          30,000             -                  -

J.J. Finkelstein (4)    448,334 (5)      $875,779          -               -                -                  -

----------------------------------

(1) Value realized is calculated on the basis of the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise.

(2) The closing price for the Company's Common Stock as reported on the NASDAQ National Market System on December 27, 1996 was $0.313. Value is calculated on the basis of the difference between the option exercise price and $0.313 multiplied by the number of shares of Common Stock underlying the option.

(3)  Dr. Reinhart's employment with the Company commenced in May 1996.

(4)  Mr. Finkelstein's employment with the Company ceased in May 1996.

(5) The exercise price per share with respect to 348,334 of the shares was $0.05 and with respect to 100,000 of the shares was $2.125; the closing prices of the Common Stock on the dates of exercise ranged from $2.00 to $2.4375.

----------------------------------

                             EMPLOYMENT AGREEMENTS

     In May 1996, the Company and Richard J. Reinhart, Ph.D. entered into an employment agreement through December 31, 1999 pursuant to which Dr. Reinhart was employed as President, Chief Executive Officer and a director of the Company. In accordance to his employment agreement, Dr. Reinhart was granted options to purchase 750,000 shares of Common Stock at an exercise price of $2.1875 per share pursuant to the Company's 1988 Stock Option Plan. The option vests one-fifth each year, for five years, commencing one year from employment. In March 1997, the Company extended Dr. Reinhart's employment agreement through December 31, 2001. In the amended agreement, Dr. Reinhart was granted options to purchase 250,000 shares of Common Stock at an exercise price of $0.50 per share. The option vests 20% on December 31, 1997, 1998, 1999, 2000 and 2001.
At December 29, 1996, Dr. Reinhart's salary was $150,000, and in addition to base salary, Dr. Reinhart is entitled to a bonus based upon a percentage of "pretax profits of the Company." Such bonus ranges from 10% for the period ended December 31, 1996 to 2% for 2003. In the event the term of the employment agreement is terminated for a reason other than death, disability, or discharge for cause or resignation, the Company is required to pay Dr. Reinhart as follows: (i) for a period of two and a half years (which period shall be reduced by one month on the first day of each month commencing August 1, 1997 until such time as such period is reduced to one year), or (ii) until subsequently employed, whichever is sooner; provided, however, Dr. Reinhart shall have an affirmative obligation to seek comparable employment and mitigate the Company's damages.

     In July 1990, the Company and John G. Baust, Ph.D. entered into a three year employment agreement (as amended in December 1991 and July 1993), automatically renewable for additional one year periods (absent notice to the contrary by either party). The agreement provides that Dr. Baust shall retain his affiliation with the State University of New York at Binghamton, where he is the Director of the Center for Cryobiological Research. During the transition period ended December 29, 1996, the Company made no payments to SUNY. In January 1997, the Company determined it would pledge a gift amount of $39,000, consisting of four quarterly payments of $9,750 in the name of the Senior Vice President for calendar 1997. In March 1997, Dr. Baust was granted options to purchase 50,000 shares of Common Stock at an exercise price of $0.50 per share. The option vests 20% per year on the anniversary of the grant. At December 29, 1996, Dr. Baust's annual salary was $115,140.

     Alan F. Rich joined the Company in May 1992 as a regional sales manager. On March 1, 1994, the Company and Mr. Rich entered into a one year employment agreement, automatically renewable for additional one year periods (absent notice to the contrary by either party), pursuant to which Mr. Rich is employed as Vice President, Sales and Marketing, of the Company. At December 29, 1996, Mr. Rich's annual salary was $100,450, which salary is to increase each year to the extent of any cost of living increases based upon the Consumer Price Index increase for the immediate preceding year. In addition, Mr. Rich is entitled to commissions of up to 1% of the sales revenue of the Company. In accordance with the employment agreement, in March 1994, Mr. Rich was granted options to purchase 100,000 shares of Common Stock at $3.125 per share pursuant to the Company's 1988 Stock Option Plan. The options vest with respect to 20,000 shares after one year, an additional 25,000 shares after two years, an additional 25,000 shares after three years, and an additional 30,000 shares after four years. In March 1997, the Company entered into a new two year employment agreement with Mr. Rich. The employment agreement provides for the identical compensation package as Mr. Rich's previous employment agreement, but providing that he shall receive no less than $150,000 in total compensation each year, including protection until the end of the contract period if fired without cause, with a duty to mitigate damages to the Company in such an event. In the renewed employment agreement, Mr. Rich was granted options to purchase 50,000 shares of Common Stock at an exercise price of $0.50 per share. The option vests 20% per year on the anniversary of the grant.

     In connection with the execution of the employment agreements between the Company and each of its executive officers, each officer executed a Proprietary Information and Inventions Agreement, pursuant to which each agreed, among other things, to keep the Company's information confidential and assigned all inventions to the Company, except for certain personal inventions not related to the Company's work, whether existing or later developed.


                        REPORT OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

     The Company is engaged in a highly competitive industry and must attain high levels of quality and safety in the design, production and servicing of its products. In order to succeed, the Board believes that it must be able to attract and retain qualified experienced executives. To achieve this goal, the Company has offered competitive executive compensation to attract and retain key executives with relevant experience in the medical device industry or in growth companies in related industries. Executive compensation has also been structured to align management's interests with the success of the Company by making a portion of compensation dependant on long term success of the Company.

     During the fiscal year ended June 30, 1996 and the six-month transition period ended December 29, 1996, the entire Board of Directors held primary responsibility for determining executive compensation levels. The Board of Directors as a whole has maintained a philosophy that compensation of executive officers, specifically that of the Chief Executive Officer, should be directly linked to operating achievements leading to improved stock performance. Since the arrival of Dr. Reinhart in May 1996, the Company has expanded from the original AccuProbe 450 System to a variety of cryosurgical systems and accessories for applications in numerous medical disciplines. The Company has received FDA marketing clearance for all of its cryosurgical products with the exception of the most recent device, Cryo-lite(R). The FDA is currently reviewing the 510(k) marketing clearance submission by the Company for this innovative device. To date, the Company has generated sales of $41 million through placements of over 150 machines and those devices have been utilized in well over 9,000 procedures in various regions of the body, including urology, gynecology and general surgery. All executive officers have been granted stock options so that they will benefit financially from long term success of the Company and increases in the price of the Company's Common Stock.

                    Richard J. Reinhart, Ph.D.            Robert A. Schoellhorn
                    Howard S. Breslow                     J. Donald Hill
                    Sam Carl

                            STOCK PERFORMANCE CHART

     The following chart compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock for a period of five fiscal years ended June 30, 1996 and a six-month transition period ended December 29, 1996, with the cumulative total return of the NASDAQ Stock Market Index (U.S. & Foreign Companies), a broad market index, prepared for NASDAQ by the Center for Research in Securities Prices ("CRSP") at the University of Chicago, and the CRSP Medical Technology Index, an index prepared by CRSP made up of all NASDAQ traded surgical, medical, and dental instrument and supplies companies, under the Standard Industrial Classification (SIC) Code for Medical Technology companies (SIC 3840-3849). The comparison for each of the periods assumes that $100 was invested on June 30, 1992, in each of the Common Stock of the Company, the stocks included in the NASDAQ Stock Market Index (U.S. & Foreign Companies) and the stocks included in the CRSP Medical Technology Index. These indices which reflect the assumption of reinvestment of dividends, do not necessarily reflect returns that could be achieved by individual investors.

                                                            6/30/92    6/30/93     6/30/94      6/30/95     6/28/96    12/27/97
CRYOMEDICAL SCIENCES INC.                                       100       68.0        26.6         29.7        27.3         3.9
CRSP Medical Technology Stock Index (1)                         100       94.8        83.7        121.5       151.4       142.1
CRSP - NASDAQ Stock Market Index (US & Foreign) (2)(3)          100      126.2       126.8        168.2       214.6       232.7

(1) The CRSP Medical Technology Stock Index (NASDAQ Stocks in SIC# 3840-3849) consists of 322 medical technology stocks which trade on NASDAQ, 202 were active as of December 29, 1996.

(2) Annualized returns for Cryomedical Sciences, Inc., the CRSP Index for NASDAQ Stock Market (U.S. & foreign companies) and the CRSP Medical Technology Stock Index are comprised of total market return for all stocks in the index.

(3) The CRSP Index for the NASDAQ Stock Market (U.S. & foreign companies) includes total returns on all domestic and foreign common shares and ADR's traded on the NASDAQ National Market and NASDAQ Small-Cap Market and is comprised of their annualized total market return.

                              CERTAIN TRANSACTIONS

     Howard S. Breslow, a director of the Company, is a member of Breslow & Walker, LLP, general counsel to the Company. Mr. Breslow currently owns 218,000 shares of Common Stock of the Company and holds options and warrants to purchase an aggregate of 100,000 additional shares of Common Stock of the Company. During the fiscal year ended June 30, 1996, Breslow and Walker, LLP, received legal fees of $77,735 and during the six-month transition period ended December 1996, Breslow & Walker, LLP received legal fees of $52,574.

     In September 1992, in connection with a three-year consulting agreement, the Company granted to J. Donald Hill, a director of the Company, warrants to purchase 25,000 shares of Common Stock of the Company. The warrants lapse after five years, and in the event that Mr. Hill continues to provide consulting services to the Company, one-third may be exercised after one year, an additional one-third may be exercised at the end of the second year, and an additional one-third may be exercised at the end of the third year.

     In May 1993, in accordance with the terms of the employment agreement between the Company and John G. Baust, Ph.D., Vice President, Research and Development of the Company, the Company loaned $37,500 to Dr. Baust which Dr. Baust utilized to exercise stock options to purchase 20,000 shares of Common Stock of the Company for $1.875 per share, or a total purchase price of $37,500. The loan was for a term of five years, accrued interest at the rate of 5% per annum, and was secured by the shares obtained by the option exercise. During the period ending December 29, 1996, the balance of $44,283 in principal and interest was forgiven and recorded as compensation expense to the Company.

     In August 1993, in connection with a three-year consulting agreement, the Company granted to Robert A. Schoellhorn, a director of the Company, warrants to purchase 25,000 shares of Common Stock of the Company. The warrants lapse after five years, and in the event that Mr. Schoellhorn continues to provide consulting services to the Company, one-third may be exercised after one year, an additional one-third may be exercised at the end of the second year, and an additional one-third may be exercised at the end of the third year.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has selected the accounting firm of Deloitte & Touche LLP to serve as independent auditors of the Company for the fiscal year ending December 28, 1997 and proposes the ratification of such decision. Deloitte & Touche LLP was appointed as the Company's principal accountants in 1989 and is familiar with the business and operations of the Company and its subsidiary and has offices convenient to the executive offices of the Company. A representative of Deloitte & Touche LLP is expected to be present at the meeting to make a statement if he wishes to do so and to respond to appropriate stockholder questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 28, 1997.

                              STOCKHOLDER PROPOSAL

     Stockholders who wish to present proposals for action at the 1998 Annual Meeting should submit their proposals in writing to the Secretary of the Company at the address of the Company as set forth on the first page of this Proxy Statement. Proposals must be received by the Secretary no later than January 8, 1998 for inclusion in next year's proxy statement and proxy card.


                         ANNUAL REPORT TO STOCKHOLDERS

     The Annual Report to Stockholders of the Company for the six-month transition period ended December 29, 1996, including audited consolidated financial statements, has been mailed to the stockholders concurrently herewith, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

OTHER MATTERS

     The Board of Directors of the Company does not know of any other matters that are to be presented for action at the Annual Meeting. Should any other matters come before the meeting or any adjournments thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies with respect to such matters in accordance with their judgments.

     A copy of the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (exclusive of exhibits), will be furnished without charge to any stockholder upon written request to Investor Relations, Cryomedical Sciences, Inc., 1300 Piccard Drive, Rockville, Maryland 20850.

                                              By Order of the Board of Directors


                                              /s/ RICHARD J. REINHART

                                              RICHARD J. REINHART, Ph.D.
                                              President and
                                              Chief Executive Officer

Rockville, Maryland
May 7, 1997



STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, AND DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. A PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

PROXY                      CRYOMEDICAL SCIENCES, INC.
                               1300 PICCARD DRIVE
                           ROCKVILLE, MARYLAND 20850

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned, acknowledging receipt of the proxy statement dated May 7, 1997 of Cryomedical Sciences, Inc., hereby constitutes and appoints Richard J. Reinhart, Ph.D. and Richard R. Fisher and each or any of them attorney, agent and proxy of the undersigned, with full power of substitution to each of them, for and in the name, place and stead of the undersigned on the books of said corporation on May 5, 1997, at the Annual Meeting of the Stockholders of Cryomedical Sciences, Inc., to be held at the Holiday Inn, 2 Montgomery Village Avenue, Gaithersburg, Maryland on June 26, 1997 at 10:00 a.m., Eastern Standard Time, and any adjournments thereof.

         When properly executed, this proxy will be voted as designated by the undersigned. If no choice is specified, the proxy will be voted FOR the election of directors and FOR the following proposals, which are set forth in the Proxy Statement.


                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

      PLEASE MARK
/X/   YOUR VOTES AS
      IN THIS EXAMPLE

1.  ELECTION OF        FOR
    DIRECTORS      ALL NOMINEES       WITHHOLD
                   LISTED BELOW       AUTHORITY    NOMINEES: Richard J. Reinhart, Ph.D.,
                      -------          -------               Howard S. Breslow,
                                                             J. Donald Hill


                      -------          -------


(INSTRUCTION: to withhold authority to vote for any individual nominee, write in nominee's name on the line below.)


----------------------------------------------------


                                             FOR           AGAINST      ABSTAIN
2.  Proposal to ratify the selection of
    Deloitte & Touche LLP as Independent    / /             / /           / /
    Auditors for the fiscal year ending
    December 28, 1997.


3.  For such other matters that may
    properly come before the meeting and    / /             / /           / /
    any adjournments thereof.


MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING                        / /


Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:
       ------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                  Signature

-------------------------------------------------------------------------------
                          Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.